PZENA INVESTMENT MANAGEMENT, INC.
REPORTS RESULTS FOR THE SECOND QUARTER OF 2017

•	2017 revenue was $34.1 million for the second quarter.

•	2017 GAAP operating income was $16.6 million for the second quarter.

•	2017 GAAP diluted earnings per share was $0.15 for the second quarter.

•	Declared a quarterly dividend of $0.03 per share.

NEW YORK, NEW YORK, July 18, 2017 - Pzena Investment Management, Inc. (NYSE: PZN) reported the following U.S. Generally Accepted Accounting Principles (GAAP) and non-GAAP basic and diluted net income and earnings per share for the three and six months ended June 30, 2017 and 2016 (in thousands, except per-share amounts):

	GAAP Basis		Non-GAAP Basis[2]
	For the Three Months Ended		For the Three Months Ended
	June 30,		June 30,
	2017[1]	2016	2017[1]	2016
	(unaudited)

Basic Net Income	$2,629	$1,406	$2,629	$1,531
Basic Earnings Per Share	$0.15	$0.09	$0.15	$0.10

Diluted Net Income	$10,458	$6,465	$10,458	$6,590
Diluted Earnings Per Share	$0.15	$0.09	$0.15	$0.10

	GAAP Basis		Non-GAAP Basis[2]
	For the Six Months Ended		For the Six Months Ended
	June 30,		June 30,
	2017[1]	2016	2017[1]	2016
	(unaudited)

Basic Net Income	$4,965	$3,028	$4,965	$2,970
Basic Earnings Per Share	$0.29	$0.20	$0.29	$0.19

Diluted Net Income	$19,190	$12,974	$19,190	$12,916
Diluted Earnings Per Share	$0.27	$0.19	$0.27	$0.19

[1] For the three and six months ended June 30, 2017, no adjustments were made to GAAP earnings, resulting in the same GAAP and non-GAAP measures of earnings.
[2] Please refer to the GAAP to Non-GAAP Reconciliations on Page 12 of this release for a reconciliation to the GAAP financial measures.

GAAP diluted net income and GAAP diluted earnings per share were $10.5 million and $0.15, respectively, for the three months ended June 30, 2017, and $6.5 million and $0.09, respectively, for the three months ended June 30, 2016. GAAP diluted net income and GAAP diluted earnings per share were $19.2 million and $0.27 for the six months ended June 30, 2017, and $13.0 million and $0.19, respectively, for the six months ended June 30, 2016. The GAAP results for the three and six months ended June 30, 2016 include items related to the Company's deferred tax asset, valuation allowance and the associated liability to its selling and converting shareholders. Management believes that these accounting items add a measure of non-operational complexity which obscures the underlying performance of the business. In evaluating the results of operations, management also reviews non-GAAP measures of earnings, which are adjusted to exclude these items. As adjusted, non-GAAP diluted net income and non-GAAP diluted earnings per share were $6.6 million and $0.10, respectively, for the three months ended June 30, 2016, and $12.9 million and $0.19, respectively, for the six months ended June 30, 2016. No such adjustments were made to the GAAP results the three and six months ended June 30, 2017 due to the release of the valuation allowance recorded against the deferred tax assets during the fourth quarter of 2016. GAAP and non-GAAP net income for diluted earnings per share generally assume all operating company membership units are converted into Company stock at the beginning of the reporting period, and the resulting change to Company GAAP and non-GAAP net income associated with its increased interest in the operating company is taxed at the Company's effective tax rate, exclusive of the adjustments noted above and other adjustments. When this conversion results in an increase in earnings per share or a decrease in loss per share, diluted net income and diluted earnings per share are assumed to be equal to basic net income and basic earnings per share for the reporting period.

Management uses the non-GAAP measures to assess the strength of the underlying operations of the business. It believes the non-GAAP measures provide information to better analyze the Company's operations between periods and over time. Investors should consider the non-GAAP measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

Assets Under Management (unaudited)
($ billions)
	For the Three Months Ended			For the Twelve Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2017	2017	2016	2017	2016

Institutional Accounts
Assets
Beginning of Period	$17.8	$16.9	$14.5	$14.3	$15.9
Inflows	0.6	0.7	0.4	2.9	2.7
Outflows	(0.4)	(0.8)	(0.3)	(2.9)	(2.5)
Net Flows	0.2	(0.1)	0.1	—	0.2
Market Appreciation/(Depreciation)	0.7	1.0	(0.3)	4.4	(1.8)
End of Period	$18.7	$17.8	$14.3	$18.7	$14.3

Retail Accounts
Assets
Beginning of Period Assets	$14.2	$13.1	$11.6	$11.1	$12.1
Inflows	0.5	0.8	0.2	2.5	1.5
Outflows	(0.2)	(0.3)	(0.7)	(2.0)	(1.7)
Net Flows	0.3	0.5	(0.5)	0.5	(0.2)
Market Appreciation/(Depreciation)	0.3	0.6	—	3.2	(0.8)
End of Period	$14.8	$14.2	$11.1	$14.8	$11.1

Total
Assets
Beginning of Period	$32.0	$30.0	$26.1	$25.4	$28.0
Inflows	1.1	1.5	0.6	5.4	4.2
Outflows	(0.6)	(1.1)	(1.0)	(4.9)	(4.2)
Net Flows	0.5	0.4	(0.4)	0.5	—
Market Appreciation/(Depreciation)	1.0	1.6	(0.3)	7.6	(2.6)
End of Period	$33.5	$32.0	$25.4	$33.5	$25.4

Financial Discussion

Revenue (unaudited)
($ thousands)
	For the Three Months Ended
	June 30,	March 31,	June 30,
	2017	2017	2016

Institutional Accounts	$24,256	$22,947	$19,169
Retail Accounts	9,857	9,097	7,266
Total	$34,113	$32,044	$26,435

		For the Six Months Ended
		June 30,	June 30,
		2017	2016

Institutional Accounts		$47,203	$38,166
Retail Accounts		18,954	14,107
Total		$66,157	$52,273

Revenue was $34.1 million for the second quarter of 2017, an increase of 6.5% from $32.0 million for the first quarter of 2017 and 29.0% from $26.4 million for the second quarter of 2016.

Included in these amounts for the second quarter of 2017, were performance fees recognized of $0.4 million, an increase from $0.3 million for the first quarter of 2017. No performance fees were recognized during the second quarter of 2016. In general, performance fees are calculated on an annualized basis over the contract's measurement period, which, for the majority of our performance fee arrangements, extends to three years.

Average assets under management for the second quarter of 2017 were $32.7 billion, an increase of 4.5% from $31.3 billion for the first quarter of 2017, and an increase of 25.3% from $26.1 billion for the second quarter of 2016. The increase from the first quarter of 2017 and the second quarter of 2016 primarily reflects market appreciation and net inflows.

The weighted average fee rate was 0.417% for the second quarter of 2017, compared to 0.410% for the first quarter of 2017 and 0.405% for the second quarter of 2016.

The weighted average fee rate for institutional accounts was 0.530% for the second quarter of 2017, increasing from 0.524% for the first quarter of 2017 and from 0.526% for the second quarter of 2016. The increase from the first quarter of 2017 and the second quarter of 2016 reflects an increase in assets in non-U.S. strategies that generally carry higher fee rates.

The weighted average fee rate for retail accounts was 0.274% for the second quarter of 2017, increasing from 0.265% for the first quarter of 2017, and from 0.253% for the second quarter of 2016.  These increases reflect an increase in performance fees recognized during the second quarter of 2017 and an increase in assets in non-U.S. strategies that generally carry higher fee rates.

Assets in non-U.S. strategies represented 51.9% of total assets under management for the second quarter of 2017, increasing from 50.0% for the first quarter of 2017 and from 43.7% for the second quarter of 2016.

Total operating expenses were $17.5 million for the second quarter of 2017, decreasing from $18.9 million for the first quarter of 2017 and increasing from $15.2 million for the second quarter of 2016. The decrease in operating expenses from the first quarter of 2017 primarily reflects a decrease in compensation and benefits expense and a decrease in general and administrative costs during the second quarter of 2017. The decrease in compensation expense from the first quarter of 2017 reflects charges recognized in the first quarter of 2017, which we did not expect to recur during the year. The increase in compensation expense from the second quarter of 2016 reflects an increase in headcount and compensation rates.

Operating Expenses (unaudited)
($ thousands)
	For the Three Months Ended
	June 30,	March 31,	June 30,
	2017	2017	2016

Compensation and Benefits Expense	$14,296	$15,622	$11,699
General and Administrative Expense	3,198	3,325	3,475
Operating Expenses	$17,494	$18,947	$15,174

		For the Six Months Ended
		June 30,	June 30,
		2017	2016

Compensation and Benefits Expense		$29,918	$24,197
General and Administrative Expense		6,523	6,519
Operating Expenses		36,441	30,716

As of June 30, 2017, employee headcount was 106, up from 104 at March 31, 2017 and from 93 at June 30, 2016.

The operating margin was 48.7% for the second quarter of 2017, compared to 40.9% for the first quarter of 2017, and 42.6% for the second quarter of 2016.

Other income/ (expense) was approximately $0.7 million for the second quarter of 2017, $1.4 million for the first quarter of 2017, and $0.3 million for the second quarter of 2016. Other income/ (expense) includes the gains/ (losses) and other investment income recognized by the Company on its direct investments, the majority of which are held to satisfy obligations under its deferred compensation plan, as well as those recognized by external investors on their investments in investment partnerships that the Company consolidates. A portion of gains/ (losses) and other investment income associated with the investments of outside interests are offset in net income attributable to non-controlling interests. Changes in the liability to selling and converting shareholders associated with changes in the realizability of the deferred tax asset generated income of $0.7 million in the second quarter of 2016. No such changes were recognized during the first or second quarters of 2017 due to the release of the valuation allowance recorded against the deferred tax assets during the fourth quarter of 2016. Details of other income/ (expense), as well as a reconciliation of the related GAAP and non-GAAP measures, are shown below:

Other Income/ (Expense) (unaudited)
($ thousands)
	For the Three Months Ended
	June 30,	March 31,	June 30,
	2017	2017	2016

Net Interest and Dividend Income	$117	$101	$125
Gains/ (Losses) and Other Investment Income	517	1,231	(506)
Change in Liability to Selling and Converting Shareholders¹	—	—	700
Other Income	109	23	24
GAAP Other Income	743	1,355	343
Change in Liability to Selling and Converting Shareholders¹	—	—	(700)
Outside Interests of Investment Partnerships²	(107)	(270)	68
Non-GAAP Other Income/ (Expense), Net of Outside Interests	$636	$1,085	$(289)

		For the Six Months Ended
		June 30,	June 30,
		2017	2016

Net Interest and Dividend Income		$218	$211
Gains/ (Losses) and Other Investment Income		1,748	(402)
Change in Liability to Selling and Converting Shareholders¹		—	(178)
Other Income/ (Expense)		132	(6)
GAAP Other Income/ (Expense)		2,098	(375)
Change in Liability to Selling and Converting Shareholders¹		—	178
Outside Interests of Investment Partnerships²		(377)	73
Non-GAAP Other Income/ (Expense), Net of Outside Interests		$1,721	$(124)

1 Reflects the change in the liability to the Company’s selling and converting shareholders associated with the deferred tax asset generated by the Company’s initial public offering and subsequent unit conversions.
2 Represents the non-controlling interest allocation of the (income)/ loss of the Company's consolidated investment partnerships to its external investors.

The Company recognized income tax expense of $2.2 million for the second quarter of 2017, $1.7 million for the first quarter of 2017, and $2.2 million for the second quarter of 2016. Income taxes for the second quarter of 2016 included $0.8 million in income tax expense associated with changes in the valuation allowance recorded against the Company's deferred tax asset. No changes in the realizability of the deferred tax asset were recorded during the first or second quarters of 2017.

Excluding changes in the realizability and expected future tax benefits associated with the deferred tax asset recognized during the second quarter of 2016, the Company has recognized income tax expenses of $2.2 million, $1.7 million, and $1.4 million for the second and first quarters of 2017, and second quarter of 2016, respectively. The increase from the last quarter and the second quarter of 2016 reflects an increase in income before income taxes. Details of the income tax expense, as well as a reconciliation of the related GAAP and non-GAAP measures, are shown below:

Income Tax Expense (unaudited)
($ thousands)
	For the Three Months Ended
	June 30,	March 31,	June 30,
	2017	2017	2016
GAAP Income Tax Expense	$2,241	$1,726	$2,247

Non-GAAP Corporate Income Tax Expense	$1,569	$1,098	$910
Non-GAAP Unincorporated and Other Business Tax Expenses	672	628	512
Non-GAAP Income Tax Expense	2,241	1,726	1,422
Change in Valuation Allowance[1]	—	—	825
GAAP Income Tax Expense	$2,241	$1,726	$2,247

		For the Six Months Ended
		June 30,	June 30,
		2017	2016
GAAP Income Tax Expense		3,967	2,467

Non-GAAP Corporate Income Tax Expense		$2,667	$1,726
Non-GAAP Unincorporated and Other Business Tax Expenses		1,300	977
Non-GAAP Income Tax Expense		3,967	2,703
Change in Valuation Allowance[1]		—	(236)
GAAP Income Tax Expense		$3,967	$2,467

1 Reflects the change in the valuation allowance assessed against the deferred tax asset established as part of the Company's initial public offering and subsequent unit conversions.

Details of the net income attributable to non-controlling interests of the Company's operating company and consolidated subsidiaries are shown below:

GAAP Non-Controlling Interests (unaudited)
($ thousands)

	For the Three Months Ended
	June 30,	March 31,	June 30,
	2017	2017	2016

Operating Company Allocation	$12,385	$10,120	$8,019
Outside Interests of Investment Partnerships[1]	107	270	(68)
GAAP Net Income Attributable to Non-Controlling Interests	$12,492	$10,390	$7,951

		For the Six Months Ended
		June 30,	June 30,
		2017	2016

Operating Company Allocation		$22,505	$15,760
Outside Interests of Investment Partnerships[1]		377	(73)
GAAP Net Income Attributable to Non-Controlling Interests		$22,882	$15,687

1 Represents the non-controlling interest allocation of the income/ (loss) of the Company's consolidated investment partnerships to its external investors.

On July 18, 2017, the Company's Board of Directors approved a quarterly dividend of $0.03 per share of its Class A common stock. The following dates apply to the dividend:

Record Date: July 28, 2017

Payment Date:      August 24, 2017

During the last twelve months, inclusive of the dividend noted above, the Company declared total dividends of $0.37 per share of its Class A common stock.

Second Quarter of 2017 Earnings Call Information

Pzena Investment Management, Inc. (NYSE: PZN) will hold a conference call to discuss the Company's financial results and outlook at 10:00 a.m. ET, Wednesday, July 19, 2017. The call will be open to the public.

Webcast Instructions: To gain access to the webcast, which will be "listen-only," go to the Events page in the Investor Relations area of the Company's website, www.pzena.com.

Teleconference Instructions: To gain access to the conference call via telephone, U.S. callers should dial 844-378-6482; Canada callers should dial 855-669-9657; international callers should dial 412-317-5106. Please reference the Pzena Investment Management call.

Replay: The conference call will be available for replay through August 2, 2017, on the web using the information given above.

About Pzena Investment Management

Pzena Investment Management, LLC, the firm's operating company, is a value-oriented investment management firm. Founded in 1995, Pzena Investment Management has built a diverse, global client base. More firm and stock information is posted at www.pzena.com.

Forward-Looking Statements

This press release may contain, in addition to historical information, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Forward-looking statements provide the Company’s current views, expectations, or forecasts of future events and performance, and include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “continue,” “ongoing,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking.

Among the factors that could cause actual results to differ from those expressed or implied by a forward-looking statement are those described in the sections entitled “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company's Annual Report on Form 10-K, as filed with the SEC on March 13, 2017 and in the Company's Quarterly Reports on Form 10-Q as filed with the SEC. In light of these risks, uncertainties, assumptions, and factors, actual results could differ materially from those expressed or implied in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this release.

The Company is not under any obligation and does not intend to make publicly available any update or other revisions to any forward-looking statements to reflect circumstances existing after the date of this release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

Contact: Gary Bachman, 212-583-0225 or bachman@pzena.com.

PZENA INVESTMENT MANAGEMENT, INC.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(in thousands)

	As of
	June 30,	December 31,
	2017	2016
	(unaudited)
ASSETS
Cash and Cash Equivalents	$34,749	$43,522
Restricted Cash	4,298	3,636
Due from Broker	820	842
Advisory Fees Receivable	29,724	26,326
Investments	26,959	22,310
Prepaid Expenses and Other Assets	2,474	2,079
Deferred Tax Asset	72,160	73,441
Property and Equipment, Net of Accumulated
Depreciation of $2,540 and $2,260, respectively	6,503	6,965
TOTAL ASSETS	$177,687	$179,121

LIABILITIES AND EQUITY
Liabilities:
Accounts Payable and Accrued Expenses	$18,777	$24,648
Due to Broker	608	17
Securities Sold Short, at Fair Value	3,291	2,622
Liability to Selling and Converting Shareholders	65,485	65,485
Deferred Compensation Liability	2,163	4,157
Other Liabilities	956	858
TOTAL LIABILITIES	91,280	97,787

Equity:
Total Pzena Investment Management, Inc.'s Equity	30,264	28,493
Non-Controlling Interests	56,143	52,841
TOTAL EQUITY	86,407	81,334
TOTAL LIABILITIES AND EQUITY	$177,687	$179,121

PZENA INVESTMENT MANAGEMENT, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per-share amounts)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016

REVENUE	$34,113	$26,435	$66,157	$52,273

EXPENSES
Compensation and Benefits Expense	14,296	11,699	29,918	24,197
General and Administrative Expense	3,198	3,475	6,523	6,519
TOTAL OPERATING EXPENSES	17,494	15,174	36,441	30,716
Operating Income	16,619	11,261	29,716	21,557

Other Income/ (Expense)	743	343	2,098	(375)

Income Before Taxes	17,362	11,604	31,814	21,182

Income Tax Expense	2,241	2,247	3,967	2,467
Consolidated Net Income	15,121	9,357	27,847	18,715

Less: Net Income Attributable to Non-Controlling Interests	12,492	7,951	22,882	15,687

Net Income Attributable to Pzena Investment Management, Inc.	$2,629	$1,406	$4,965	$3,028

Earnings per Share - Basic and Diluted Attributable to
Pzena Investment Management, Inc. Common Stockholders:

Net Income for Basic Earnings per Share	$2,629	$1,406	$4,965	$3,028
Basic Earnings per Share	$0.15	$0.09	$0.29	$0.20
Basic Weighted Average Shares Outstanding	17,314,218	15,832,806	17,337,556	15,512,659

Net Income for Diluted Earnings per Share	$10,458	$6,465	$19,190	$12,974
Diluted Earnings per Share	$0.15	$0.09	$0.27	$0.19
Diluted Weighted Average Shares Outstanding	70,661,596	68,903,766	70,777,295	68,597,999

PZENA INVESTMENT MANAGEMENT, INC.

GAAP TO NON-GAAP RECONCILIATIONS
(in thousands, except share and per-share amounts)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016

GAAP Net Income	$2,629	$1,406	$4,965	$3,028
Change in Liability to Selling and Converting Shareholders	—	(700)	—	178
Change in Valuation Allowance	—	825	—	(236)
Non-GAAP Net Income	$2,629	$1,531	$4,965	$2,970

Basic Weighted Average Shares Outstanding	17,314,218	15,832,806	17,337,556	15,512,659
GAAP Basic Earnings per Share	$0.15	$0.09	$0.29	$0.20
Change in Liability to Selling and Converting Shareholders	—	(0.04)	—	0.01
Change in Valuation Allowance	—	0.05	—	(0.02)
Non-GAAP Basic Earnings per Share	$0.15	$0.10	$0.29	$0.19

GAAP Net Income for Diluted Earnings per Share	$10,458	$6,465	$19,190	$12,974
Change in Liability to Selling and Converting Shareholders	—	(700)	—	178
Change in Valuation Allowance	—	825	—	(236)
Non-GAAP Net Income for Diluted Earnings per Share	$10,458	$6,590	$19,190	$12,916

Diluted Weighted Average Shares Outstanding	70,661,596	68,903,766	70,777,295	68,597,999
GAAP Diluted Earnings per Share	$0.15	$0.09	$0.27	$0.19
Change in Liability to Selling and Converting Shareholders	—	(0.01)	—	—
Change in Valuation Allowance	—	0.02	—	—
Non-GAAP Diluted Earnings per Share	$0.15	$0.10	$0.27	$0.19